Exhibit 99.1

HealthLynked Corp. Announces the Addition of Bob Gasparini to its Board of Directors

NAPLES, Fla., April 30, 2019 (GLOBE NEWSWIRE) -- HealthLynked Corp. (HLYK) today announced the addition of Bob Gasparini to its Board of Directors. Mr. Gasparini was a key executive at NeoGenomics Laboratories serving in many capacities with the company including President and Chief Scientific Officer as well as being on the Board of Directors from 2004-2014.

Mr. Gasparini’s career in genetics and laboratory management is extensive and his passion for cutting edge genomic testing has made him a recognized leader in the field. Mr. Gasparini started his career in the genetics laboratories at the University of CT and became an assistant professor there from 1985-1990.  From 1990-1993 he was Technical Director of Genetics at Tufts and from 1993-1997 he was Assistant Director for the Prenatal Diagnostic Center in Lexington MA (a Mass General affiliate).  Bob also worked as a Manager of Worldwide and Strategic Marketing with Ventana Medical Systems from 1998-2000 and in 2001, he became Director of Genetics for US Labs in Irvine California.

Mr. Gasparini career highlights include:

●	Starting the Genetics Division at US Labs and developing it into one of the largest programs in the US.
●	Recruited over 120 skilled team members there, created and ran 4 departments including Cytogenetics, Flow Cytometry, FISH and Molecular Genetics.
●	Designed and developed the first fully automated FISH laboratory in the US.
●	Developed the TargetGeneä concept and all FISH panels for hematologic diseases.
●	Designed and established the concept of cytogenetics “pods” or off-site satellite laboratories.
●	Helped develop Ventana Medical System’s national and worldwide strategic marketing initiates for their new INFORM HER-2™ FISH Test, their new Pathway HER-2™ IHC test and their new BenchMarkä FISH/IHC instrument.
●	One of five individuals originally certified by the FDA in 1998 for HER-2 FISH training.
●	23 years in the academic world including 17 years as director and professor.
●	Developed the first US genetic technology education program at the Univ. of CT.
●	Helped develop the national certification exam process (NCA) and the national accreditation process (NAACLS) for genetic technologists and genetic programs.
●	28 years of combined service on national committees and Boards of Directors.
●	15 published peer-reviewed articles and 30+ published peer-reviewed abstracts.
●	Over 250 invited presentations across North America; 4 international presentations.
●	14 national awards including the AGT Lifetime Achievement Award (2000).

“I am excited to announce that Mr. Gasparini will be joining the board.  Having worked with Bob for over 8 years at NeoGenomics Laboratories, I know Mr. Gasparini’s passion for patient care and his expertise in Medical Genetics will provide direction to the board as HealthLynked develops its personalized diagnostic services. We believe that combining a deep understanding of an individual’s genetic makeup with their medical histories will play a significant role in our understanding of diseases on all levels,” said Dr. Michael Dent, Chairman and Chief Executive Officer.

About HealthLynked Corp.

HealthLynked Corp. provides a solution for both patient members and providers to improve healthcare through the efficient exchange of medical information. The HealthLynked Network is a cloud-based platform that allows members to connect with their healthcare providers and take more control of their healthcare. Members enter their medical information, including medications, allergies, past surgeries and personal health records, in one convenient online and secure location, free of charge.

Participating healthcare providers can connect with their current and future patients through the system. Other benefits to providers include the ability to utilize the HealthLynked patent pending patient access hub “PAH” for patient analytics and its marketing tools to connect with their active and inactive patients to improve patient retention, access more accurate and current patient information, provide more efficient online scheduling and to fill last minute cancellations using our “real time appointment scheduling” all within our mobile application. Healthcare providers pay a monthly fee to access these HealthLynked services.

For additional information about HealthLynked Corp. visit www.healthlynked.com and connect with HealthLynked on Twitter, Facebook, and LinkedIn.

Forward Looking Statements

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Our actual results, including as a result of any acquisitions, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by our management, and us are inherently uncertain. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Certain risks and uncertainties applicable to our operations and us are described in the “Risk Factors” section of our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and in other reports we have filed with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov.